UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2021

THE HAIN CELESTIAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22818	22-3240619
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Marcus Avenue, Lake Success, NY 11042

(Address of principal executive offices)

Registrant’s telephone number, including area code: (516) 587-5000

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.01 per share	HAIN	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)

On December 29, 2021, the Board of Directors of The Hain Celestial Group, Inc. (the “Company”) appointed David J. Karch as Executive Vice President and Chief Operating Officer. Mr. Karch will continue to oversee the Company’s productivity and transformation initiatives and the supply chain function.

Mr. Karch, age 60, served as the Company’s Executive Vice President and Chief Transformation Officer from January 2020 to December 2021, with oversight of the Company’s productivity and transformation initiatives and, since July 2021, the supply chain function. Prior to joining the Company, Mr. Karch was the Chief Operating Officer of C&D Technologies, Inc., a provider of battery power solutions, from October 2018 to January 2020, with responsibilities including leading nine manufacturing sites in the United States, Mexico and China spanning environmental, health & safety, procurement, quality, advanced manufacturing and managing the integration of a significant acquisition. Prior to that, over the course of 20 years commencing in 1998, he served in roles of increasing responsibility at HARMAN International, a provider of connected technologies for automotive, consumer, and enterprise markets, most recently as Executive Vice President, Operations from 2014 to February 2018 with responsibilities for more than 12,000 employees and 22 sites.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 30, 2021

THE HAIN CELESTIAL GROUP, INC.

By:	Kristy M. Meringolo
Name:	Kristy M. Meringolo
Title:	EVP, General Counsel and Corporate Secretary